UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-10)
INFORMATION REQUIRED IN THE PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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Affirmative Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500
Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 8, 2007

Dear Stockholder:

Notice is hereby given that the 2007 Annual Meeting of stockholders of Affirmative Insurance Holdings, Inc. (the “Company”, “we” or “us”) will be held on May 8, 2007 at 3:00 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527.

During the Annual Meeting, we will discuss the following items of business:

1. the election of directors;

2. approval of the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan; and

3. such other business as may properly come before the annual meeting or any adjournment thereof.

Accompanying this notice is the proxy statement, which provides information about the Company’s Board of Directors and management team, and further describes the business we will conduct at the meeting.

Only stockholders of record as of the close of business on April 2, 2007 will be entitled to notice of, and to vote at, the Annual Meeting.

We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Sincerely,

Joseph G. Fisher
Secretary

Addison, Texas
April 5, 2007

AFFIRMATIVE INSURANCE HOLDINGS, INC.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 8, 2007

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”) to be held on May 8, 2007 at 3:00 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is April 5, 2007.

If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to Joseph G. Fisher, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Shares Outstanding and Voting Rights

As of April 2, 2007, 15,361,848 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 2, 2007 (the “Record Date”) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum.  Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the issued and outstanding shares of Common Stock on the Record Date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our Common Stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote.  If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item 1 will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of this proposal. If a quorum is present and a majority of the shares present in person or represented by proxy at the Annual Meeting are in favor of Item 2, the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan (the “Incentive Plan”) will be approved. Votes marked “For” Item 2 will be counted in favor of approval of the Incentive Plan. For purposes of the vote on Item 2, an abstention with respect to such proposal will not be counted as a vote cast and therefore will have no effect on the outcome of such proposal, although abstentions will count towards the presence of a quorum. Approval of the Incentive Plan is considered a non-routine matter under the broker voting rules and as a consequence, brokers will not be able to vote on Item 2 without receiving instructions from their customers. As a result, broker non-votes could arise in the context of this proposal. Broker non-votes are not considered to be present and entitled to vote on Item 2, and thus will have no effect on the outcome of such proposal.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.	What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Kevin R. Callahan, Mark E. Pape and Joseph G. Fisher of the Company have been designated as proxies for the 2007 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of Common Stock as of the Record Date) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

2.	What is a proxy statement?

It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3.	What is the purpose of holding this meeting?

We are holding the Annual Meeting to elect directors and to obtain stockholder approval of the Incentive Plan. The director nominees have been recommended by our Nominating and Corporate Governance Committee to our Board and our Board has nominated the nominees. The adoption of the Incentive Plan has been recommended by our Compensation Committee to our Board and our Board has recommended approval of the Incentive Plan by our stockholders. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a) If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

(b) If you are the beneficial owner of shares and your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5.	What is the record date and what does it mean?

The Record Date for the Annual Meeting is April 2, 2007. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

6.  What different methods can I use to vote?

(a) By Mail by sending in the Written Proxy Card.  If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record can vote by this written proxy card.

(b) If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.

(c) In Person.  If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the Annual Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting.

7.	What is the effect of not voting?

It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8.	If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The proposal with respect to the election of directors set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares. Approval of the Incentive Plan is a non-routine matter under the broker voting rules and as a consequence, brokers will not be able to vote on Item 2 without receiving instructions from their customers. As a result, broker non-votes could arise in the context of this proposal. Broker non-votes are not considered to be present and entitled to vote on Item 2, and thus will have no effect on the outcome of such proposal.

9.	How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10.	Who counts the votes?

The Company has retained a representative of Computershare to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11.	Will you use a soliciting firm to receive votes?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12.	What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.

The Board recommends a vote “FOR” each of the nominees.

13.	How can I obtain copies of the Company’s annual report and other available information about the Company?

Stockholders may receive a copy of the Company’s 2006 Annual Report on Form 10-K at no charge by sending a written request to Joseph G. Fisher, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

You can also visit our Web site at www.affirmativeholdings.com for free access to SEC filings, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. The Company’s corporate governance documents can also be accessed free of charge at the Company’s Web site, www.affirmativeholdings.com.

14.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals requested to be included in our proxy statement for our 2008 Annual Meeting or otherwise must be in writing and received by us by January 9, 2008, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

ITEM 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2007 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee of the Board has nominated each of the current directors for re-election.

Effective September 1, 2006, David L. Heller and Michael J. Ryan resigned as directors of the Company. Messrs. Kevin R. Callahan, Thomas C. Davis, Nimrod T. Frazer, Avshalom Y. Kalichstein and Paul J. Zucconi and Ms. Suzanne T. Porter, the remaining directors of the Company after such resignation, pursuant to a resolution of the Board, filled one of the two resulting vacancies on the Board by appointing David I. Schamis a designee of New Affirmative LLC (“New Affirmative”), the majority stockholder of the Company.

Effective October 6, 2006, Kevin R. Callahan became the permanent Chief Executive Officer of the Company.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

Recommendation of the Board of Directors:

Our Board unanimously recommends that the stockholders vote “FOR” each of the following nominees.

Nominee	Business Experience

Kevin R. Callahan Age 45	Mr. Callahan has been a director since November 9, 2005. Mr. Callahan is the Chairman of the Board and the Chief Executive Officer of the Company. Mr. Callahan served as the Interim Chief Executive Officer between November 13, 2005 and October 6, 2006. Mr. Callahan is Chairman of the Company’s Executive Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005.

Thomas C. Davis Age 58	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering. Mr. Davis serves on the Company’s Audit Committee and the Investment Committee. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Mr. Davis also serves on the boards of directors of Dean Foods Company and Westwood Holdings Group, Inc.

Nominee	Business Experience

Nimrod T. Frazer Age 77	Mr. Frazer has been a director since November 9, 2005. Mr. Frazer serves on the Company’s Investment Committee and Compensation Committee. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc., a publicly traded company, from 1990 to 2006, and he was also the President from 1990 to 2001. He recently resigned his position as Chief Executive Officer of The Enstar Group, but still holds his seat on its board. Mr. Frazer was Chairman of the Board and Co-Founder of the Frazer Lanier Company, a regional investment banking firm in Montgomery, Alabama from 1976 to 1990. The Enstar Group is a non-managing member of Affirmative Investment LLC (‘‘Affirmative Investment”), a part-owner of New Affirmative, which is a majority stockholder of the Company.

Avshalom Y. Kalichstein Age 32	Mr. Kalichstein has been a director since November 9, 2005. Mr. Kalichstein is Chairman of the Company’s Compensation Committee, Investment Committee and Nominating and Corporate Governance Committee, and serves on the Company’s Executive Committee. Mr. Kalichstein is a Managing Director of J.C. Flowers & Co. LLC. Mr. Kalichstein is responsible for originating, executing, and managing private equity investments. From 2001 until 2004, Mr. Kalichstein worked at Shinsei Bank, Ltd. in Tokyo, where he led Shinsei’s corporate development group. Previously, Mr. Kalichstein worked as Vice President, Finance and Corporate Development for SoftNet Systems, Inc. in San Francisco. Mr. Kalichstein serves on the board of managers of New Affirmative, which is a majority stockholder of the Company. Mr. Kalichstein is also the deputy chairman of the Supervisory Board of Württembergische und Badische Versicherungs AG.

Suzanne T. Porter Age 47	Ms. Porter became a director beginning immediately prior to the Company’s initial public offering. Ms. Porter serves on the Company’s Audit Committee and the Nominating and Corporate Governance Committee. Ms. Porter has served as a Principal in Health Care Strategies, a healthcare consulting company, since June 2003. Ms. Porter served as a Senior Vice President of Operations Strategy at Tenet Healthcare Corporation from 1999 to May 2003 and as Tenet’s Vice President, Strategy and Business Development, Eastern Division from 1997 to 1999.

David I. Schamis Age 33	Mr. Schamis has been a director since September 26, 2006. Mr. Schamis serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee, Investment Committee and Executive Committee. Mr. Schamis is a Managing Director of J.C. Flowers & Co. L.L.C. where he has worked since 2000. Mr. Schamis is responsible for originating, executing and managing private equity investments.

Paul J. Zucconi Age 66	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering. Mr. Zucconi is Chairman of the Company’s Audit Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation and Titanium Metals Corporation. He is also a director of The National Kidney Foundation of North Texas, a non-profit organization.

CORPORATE GOVERNANCE

General

We are governed by our directors who, in turn, appoint executive officers to manage our business operations. The Board oversees our executive management on your behalf. The Board reviews our long-term strategic plans and exercises oversight over all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of Company policies. In September 2006, two members of our Board — Messrs. Heller and Ryan — resigned following the August 2006 sale by DSC AFFM, LLC of its stake in New Affirmative, our majority stockholder, to Affirmative Investment. Following these resignations, our Board filled one vacancy by appointing Mr. David Schamis to the Board. The size of our Board is set at nine, and we currently have seven directors.

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Investment Committee, each of which is further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of Messrs. Davis, Frazer and Zucconi and Ms. Porter is independent within the meaning of the rules of the NASDAQ Stock Market LLC (“Nasdaq”) director independence standards, as currently in effect, (b) each of Messrs. Davis and Zucconi and Ms. Porter, the members of the Audit Committee, is “independent” within the meaning of Nasdaq’s director independence standards and meets all other applicable requirements of the SEC and Nasdaq and (c) Paul J. Zucconi, a member of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and satisfies Nasdaq’s financial experience requirements.

Controlled Company

The Board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Rule 4350(c)(5) of the listing standards of Nasdaq, based on New Affirmative’s beneficial ownership of approximately 51.2% of the outstanding Common Stock of the Company as of the Record Date. Accordingly, the Company is exempt from certain requirements of the Nasdaq listing standards, including the requirement to maintain a majority of independent directors on the Board, requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors and requirements that committees of the Board have written charters addressing certain specified matters. In the event the Company ceases to be a controlled company within the meaning of these rules, it will be required to comply with these provisions after the transition periods specified by Nasdaq.

Corporate Governance Policies and Charters

Current copies of the following materials related to the Company’s corporate governance policies and practices are available publicly on the Company’s Web site at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Investment Committee Charter

•	Executive Committee Charter

You may also obtain copies of the charters by written request to the Company’s Secretary. As noted above, because we are considered to be controlled by New Affirmative under Nasdaq rules, we are eligible for exemptions from provisions of these rules requiring that a majority of directors be independent (as defined in the Nasdaq rules), and that we have a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors and written charters addressing certain specified matters. Therefore, we have amended the Compensation Committee Charter and Nominating and Corporate Governance Committee Charter to provide, among other things, that such committees need not be comprised of a majority of independent directors. Following the appointment of the directors designated by New Affirmative, the Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Investment Committee have not been comprised of a majority of independent directors.

A copy of the Company’s Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our Web site at www.affirmativeholdings.com. We will post on our Web site any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.

Meetings

During 2006, the Board met on nine occasions and took action by writing on four occasions. During their tenure in 2006, each director attended at least seventy-five percent (75%) of all meetings held by the Board and all meetings held by committees of the Board on which such director served.

Our policy regarding director attendance at annual meetings of stockholders and the number of directors who attended the 2006 annual meeting are available under Corporate Governance Guidelines on the our Web site at www.affirmativeholdings.com.

Executive Sessions

Our independent directors will meet at least twice per year. The independent directors met on three occasions during 2006. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the non-management directors is selected by the others to be the presiding director at that meeting.

Stockholder Communications

Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to Joseph G. Fisher, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company, the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board. The process of collecting and organizing stockholder communications has been approved by a majority of the independent directors.

Audit Committee

General

On May 21, 2004, the Board adopted the Audit Committee Charter, which was subsequently amended by the Audit Committee on February 21, 2005 and on May 26, 2006. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually. The Audit Committee Charter is available on our Web site at www.affirmativeholdings.com.

The Audit Committee is composed of Paul J. Zucconi (Chairman), Thomas C. Davis, and Suzanne T. Porter. The Audit Committee met 12 times during 2006. Each of the Audit Committee members meets the financial literacy and independence requirements under Nasdaq rules and the rules and regulations of the SEC. Paul J. Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accountant’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accountant. Our Audit Committee:

•	has sole responsibility to retain and terminate our independent registered public accountant;

•	pre-approves all audit and non-audit services performed by our independent registered public accountant and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and reviews the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies.

The Audit Committee also evaluates information received from the outside auditor and our management to determine whether the outside auditor is independent of management. The outside accounting firm reports directly to the Audit Committee. KPMG LLP (“KPMG”) was the outside, independent registered public accountant retained by the Audit Committee for the 2006 fiscal year. Representatives of KPMG will attend the 2007 Annual Meeting via teleconference.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company concerning accounting, internal control over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding such issues. During 2006, the Audit Committee held discussions with both KPMG and management regarding the Company’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2006, as well as our current disclosure controls and procedures.

Pursuant to our Audit Committee Charter, our Audit Committee also has primary responsibility for reviewing and approving any related person transaction, as such transactions are defined by Item 404(a) of Regulation S-K.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent registered public accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2006 noted in the table under “Fees Paid to Independent Registered Public Accountants.”

Report of the Audit Committee

The Audit Committee has submitted the following report to stockholders:

On March 5, 2007, the Audit Committee reviewed with Company management, KPMG and the Company’s accounting and internal audit officers the results of the 2006 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The KPMG representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Auditor Independence regarding that matter to the Audit Committee. The Audit Committee has considered the level of non-audit services provided by the external auditor in consideration of auditor independence. As part of its deliberations, the Audit Committee determined that KPMG was independent of the Company. The Audit Committee also discussed with management, the internal auditors and the external auditor the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.

During its March 5, 2007 meeting, the Audit Committee reviewed and discussed with management and the external auditor a draft of the Form 10-K and the audited financial statements for the year ended December 31, 2006 which had been provided to the Audit Committee in advance of the meeting. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. The external auditor is responsible for examining the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on its review of all of the above and on discussions with management and the external auditor, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Respectfully submitted,
Paul J. Zucconi (Chairman)
Thomas C. Davis
Suzanne T. Porter

Change in Independent Registered Public Accountants

PricewaterhouseCoopers Declines to Stand for Re-Election

On or about April 19, 2006, the Audit Committee solicited proposals from several independent auditing firms, including its previous auditors, PricewaterhouseCoopers LLP (“PwC”), in regard to our integrated 2006 financial audit and Sarbanes-Oxley internal control assessment. On April 20, 2006, PwC orally indicated to the chairman of our Audit Committee that it would decline to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

PwC performed audits of our consolidated financial statements for the fiscal years ended December 31, 2004 and 2005. PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2005 and through April 20, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years. Except as reported in the paragraph below, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2004 and 2005, and through April 20, 2006:

In the Item 9A section of its Form 10-K for the year ended December 31, 2005, the Company reported the following material weaknesses as of December 31, 2005: (i) ineffective controls over access to, and changes in, the information technology systems, financial applications and underlying financial data; (ii) ineffective internal controls over the elimination of intercompany transactions; and (iii) ineffective controls over the accuracy and completeness of the reconciliation of certain balance sheet accounts. Item 9A of the Form 10-K for the year ended December 31, 2005, is incorporated herein by reference. The Audit Committee discussed the material weaknesses with PwC extensively and the Company restated the consolidated financial statements as of and for the years ended December 31, 2004 and 2003.

The Company Appoints KPMG

On May 26, 2006, the Audit Committee of the Board appointed KPMG as our new independent registered public accountant to provide financial audit services. Prior to 2006, KPMG had not audited our financial statements in the two most recent fiscal years, or in any interim period. Prior to appointing KPMG to audit our financial statements, we did not consult with KPMG regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). In the course of our discussions regarding the appointment, we provided to and discussed with KPMG the information in our Current Report on Form 8-K, filed with the SEC on April 27, 2006, with respect to the resignation of PwC. We asked KPMG to review this Current Report on Form 8-K and provided KPMG with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which KPMG did not agree with the statements made by the Company in the Current Report on Form 8-K. KPMG advised the Company that it reviewed the Current Report on Form 8-K and had no basis on which to submit a letter addressed to the SEC in response to the disclosures made by the Company.

Fees Paid to Independent Registered Public Accountants

We expensed the following fees to KPMG and PwC for professional and other services rendered by them during fiscal years ended 2006 and 2005, respectively:

Fees	2006		2005

Audit	$2,323,000	(1)	$1,900,000
Audit related	—		—
Tax	—		51,910
Other	462,633	(2)	2,950	(3)

Total	$2,785,633		$1,954,860

(1)	Includes $194,000 in audit fees payable to PwC.

(2)	Consists of $379,833 in fees related to the acquisition of USAgencies, L.L.C., $67,800 in fees related to an abandoned acquisition and $15,000 in fees related to the 2005 audit of Fed USA Retail, Inc.

(3)	Sales tax consulting.

Nominating and Corporate Governance Committee

General

The Company’s Nominating and Corporate Governance Committee currently consists of Avshalom Y. Kalichstein (Chairman) and David I. Schamis, each of whom is not an independent director, and Suzanne T. Porter, who is an independent director.

The Nominating and Corporate Governance Committee met once during 2006.

The Board has established a Nominating and Corporate Governance Committee Charter that is available on our Web site at www.affirmativeholdings.com.

The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the CEO succession plan.

Directors, members of management, stockholders or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate

Governance Committee Charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities.

Stockholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at the Company’s address shown on the cover page of this proxy statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in this proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of the Company that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. The Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. The Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not receive a nominee recommendation from any stockholder this year.

Executive Committee

The Board has established an Executive Committee currently composed of Kevin R. Callahan (Chairman), Avshalom Y. Kalichstein and David I. Schamis. A charter has been adopted for this committee that grants the committee the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. In practice, the committee is expected to act in place of the full Board generally when important issues arise or assembling the full Board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The Executive Committee did not meet during 2006. The Executive Committee Charter is available on our Web site at www.affirmativeholdings.com.

Investment Committee

The Board has established an Investment Committee currently composed of Avshalom Y. Kalichstein (Chairman), Thomas C. Davis, Nimrod T. Frazer and David I. Schamis. A charter has been adopted for this committee that grants the committee the authority to act on behalf of the Board on all investment matters for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of the full Board generally on all matters regarding the investment portfolio of the Company and each of its subsidiaries. The Investment Committee met once during 2006. The Investment Committee Charter is available on our Web site at www.affirmativeholdings.com.

Compensation Committee

General

The Compensation Committee is composed of Avshalom Y. Kalichstein (Chairman), David I. Schamis and Nimrod Frazer. All members of the Compensation Committee are outside directors, and Mr. Frazer is the sole independent member of said committee. The principal responsibilities of the Compensation Committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	review and discuss with management the annual Compensation Discussion and Analysis and recommend to the Board its inclusion in our annual proxy statement; and

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.

The Compensation Committee reviews and approves corporate goals and objectives relevant to our CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation levels based on its evaluation.

The Compensation Committee met four times during 2006.

The Board has established a Compensation Committee Charter that is available on our Web site at www.affirmativeholdings.com.

Compensation Committee Interlocks and Insider Participation

Kevin R. Callahan, our CEO, is the only executive officer of the Company that served on our Compensation Committee during 2006. Mr. Callahan resigned his position on the Compensation Committee after he was appointed our CEO (from his previous interim role) in October 2006. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation, one of whose executive officers served on the Compensation Committee or as a director of the Company. No executive officer of the Company served as a director of another corporation, where one of the executive officers of such other corporation served on the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

Our executive compensation packages are designed to attract and retain talented and experienced executive officers who are willing to tie a significant amount of their own compensation to the performance of our Company. In addition to competitive base salaries, we reward our executive officers with both annual cash bonuses linked to the achievement of short-term corporate and individual performance goals and long-term equity incentive awards linked to the performance of our stock price. We believe that our compensation packages align the interests of our executive officers with the interests of our stockholders. With the exception of V. Van Vaughan, all of the compensation paid and payable to our “named executive officers” in this proxy statement has been approved by our Compensation Committee, which is comprised of directors designated by our controlling stockholder, New Affirmative LLC. In May 2006, Mr. Vaughan was appointed to the positions of Senior Vice President, Chief Accounting Officer and Treasurer by our (then) interim CEO, Mr. Callahan, when Mr. Callahan was serving on our Compensation Committee. Prior to his appointment to these positions, Mr. Vaughan had been our Controller. As a result of the foregoing appointments, Mr. Vaughan’s compensation was reset in May 2006 by Mr. Callahan.

In this Compensation Discussion and Analysis, we discuss the compensation packages and 2006 compensation of our CEO, Kevin R. Callahan, our CFO, Mark E. Pape, our Executive Vice President and President of our Insurance Companies, M. Sean McPadden, our Chief Operating Officer, Robert Bondi, our Senior Vice President, Chief Accounting Officer and Treasurer, V. Van Vaughan, and the former President of our Retail Division, Katherine C. Nolan. Ms. Nolan’s 2006 compensation is included in our Summary Compensation Table this year due to a one-time severance payment she received when she resigned. Further details relating to the compensation paid to these executive officers in 2006 can be found in the “Summary Compensation Table” on page 19 and the supplemental tables that follow it.

Changes in Senior Management in 2006

The year ended December 31, 2006 was a transformational year for our Company and our senior management. In May 2006, we appointed V. Van Vaughan (formerly our Controller) as our new Chief Accounting Officer and Treasurer. As discussed in “Change of Control of the Company” below, in August 2006, Affirmative Investment consolidated its ownership in New Affirmative by purchasing the 50% stake held by DSC AFFM, LLC. Following the closing of this transaction, Mr. Michael Ryan, a former member of the Compensation Committee designated by DSC AFFM, LLC, resigned from our Board of Directors and was replaced by Mr. Schamis. In October 2006, our Board announced that Kevin R. Callahan had agreed to become the CEO of our Company after having acted as our interim CEO since November 2005. In anticipation of his appointment, Mr. Callahan also resigned from our Compensation Committee in September 2006. In October 2006 the former President of our Retail Division, Katherine C. Nolan, resigned. In December 2006, we hired Robert A. Bondi as our new Chief Operating Officer.

Our Process for Setting Executive Compensation Levels

Our Compensation Committee is primarily responsible for determining our executive compensation. As mentioned above, approximately 51.2% of our common stock is held by New Affirmative. New Affirmative is ultimately controlled by J.C. Flowers & Co. LLC. The three members of our Compensation Committee — Messrs. Kalichstein, Schamis and Frazer — were each appointed by New Affirmative. Messrs. Kalichstein and Schamis are managing directors of J.C. Flowers & Co. LLC and Mr. Frazer is on the board of The Enstar Group, Inc., which acts as a non-managing member of New Affirmative.

With the exception of the compensation package for Mr. Vaughan, which was set and approved at the time of his promotion to Senior Vice President, Chief Accounting Officer and Treasurer from his former position of Controller by Mr. Callahan (who was then a member of our Compensation Committee), the compensation packages for our executive officers, including our named executive officers in this proxy statement, were set by the Compensation Committee. In establishing Mr. Callahan’s compensation package, the Compensation Committee relied primarily on its outside compensation consultant, Heidrick & Struggles, which developed and utilized a peer group comparison. The base salaries of our other executive officers were derived from comparative peer group data obtained by both Heidrick & Struggles and our head of human resources. Mr. Callahan participated in discussions with the Compensation Committee with respect to the compensation packages of each of the named executive officers, but did not participate in the meetings of the Compensation Committee at which his own compensation package was discussed. Apart from advising our Compensation Committee on CEO compensation matters, our compensation consultant does not advise the Company in connection with any other matters, and has had no direct business dealings with any of our named executive officers.

Each of our named executive officers other than Mr. Vaughan has a written employment agreement that governs the principal terms of his or her compensation. With the exception of Messrs. Callahan and Bondi, who have contractually set target bonus levels for 2006, the remainder of our named executive officers do not have guaranteed target bonus levels, and such levels are set annually by the Compensation Committee, in consultation with the CEO. We do not make annual grants of equity awards to our executive officers. The long-term equity awards held by each of our named executive officers were received in connection with their hiring and vest over a five year period.

In setting base salaries, annual bonus opportunities and long-term equity compensation, we benchmark against a group of companies in our industry that we consider to be our peers in terms of size, focus and competition for executive talent. In 2006, our peer group was comprised of the following property/casualty companies:

•	21st Century Holding Company

•	Bristol West Holdings Inc.

•	Direct General Corporation

•	First Acceptance Corporation

•	GAINSCO, Inc.

•	Infinity Property & Casualty Corp.

•	Mercury General Corp.

•	Progressive Corp.

•	Safeco Corp.

•	State Auto Financial Corp.

Our executive compensation package is comprised of base salary, annual incentive bonus opportunities, long-term equity awards and employee benefits and perquisites.

Base Salary

The base salary of each of the executive officers, other than the CEO, is reviewed annually by the Compensation Committee, with adjustments made based primarily on the recommendations of the CEO. In reviewing base salaries, we review competitive market data supplied by our compensation consultant and our head of human resources. Using this market data as a guideline, we consider various factors, including the position of the executive officer, the compensation of officers in our peer group, the performance of the executive officer with respect to specific objectives and increases in responsibilities. The specific objectives for each executive officer vary each year in accordance with the scope of the officer’s position, the potential inherent in that position for impacting our operating and financial results and the actual operating and financial contributions produced by the officer in previous years.

Any increases in base salary levels required under an executive’s employment agreement, as well as increases or decreases of the salary levels for executive officers who may not be subject to employment agreements, are considered annually by the Compensation Committee. At its January 2007 meeting, our Compensation Committee resolved to increase Mr. McPadden’s base salary by 3.5% to $310,500 and to increase Mr. Pape’s base salary by 3.5% to $263,900.

Annual Incentive Bonuses

Pursuant to our Key Contributor Bonus Plan, our executive officers and other key contributors can receive additional cash compensation if we achieve certain pre-determined performance goals. Bonuses are payable only to those executive officers who meet individual performance expectations in connection with the annual individual performance review. Participants in the Bonus Plan are eligible to receive an annual award equal to a specified target percentage of the participant’s base salary. Except in the case of certain contractually agreed target levels discussed below, the Compensation Committee sets the target levels for participants at the beginning of each plan year, and target levels and ranges depend on the participant’s position within the Company. Individual bonus amounts are not capped, but are functionally limited to the amount available under the annual “bonus pool” set aside by the Company each year.

The annual corporate performance goals are set by the CEO and the Board and communicated to participants in the Bonus Plan. While most of our corporate performance goals are based upon measurable performance metrics, such as total controlled premium, agency segment pre-tax margin, insurance company segment combined ratio, earnings per share, or return on equity, we also take into consideration more subjective and unquantifiable individual performance that contributes to the success of our Company. We do not have any formal policy for allocating between the achievement of different corporate performance goals set for any given year, nor do we have any formal policy for allocating between the achievement of corporate performance goals and the achievement of individual performance goals in any given year. In setting corporate performance goals, our policy is to set reasonable goals that can be achieved with stretch performance.

Our CEO has absolute discretion over the awards granted pursuant to the Bonus Plan, including the determination of whether previously articulated performance goals have been met, and whether or not departures from the previously defined parameters of the Bonus Plan are warranted due to specific facts and circumstances, either relating to the Company itself or to the individual performance of a participant in the Bonus Plan.

2006 Bonus Plan and Awards

At the beginning of 2006, we announced that our Bonus Plan would be tied to our corporate goal of increasing pre-tax income and earnings per share. Messrs. Pape and McPadden participated in the Bonus Plan and had a target award equal to 45% of their 2006 base salary. Mr. Vaughan also participated in the Bonus Plan and had a target award equal to 30-40% of his 2006 base salary. Pursuant to the 2006 Bonus Plan, bonuses would only be paid if the Company achieved a threshold pre-tax income number that we believed represented a stretch performance goal. We did not achieve the target goals that we set in 2006. As a result, Messrs. Pape and McPadden did not receive any incentive bonus for 2006. Although the Company did not achieve the threshold pre-tax income number originally set under the 2006 Bonus Plan, the CEO exercised his discretion under the Bonus Plan to recommend bonuses to certain other executive officers and non-executive employees who participated in the 2006 Bonus Plan, including Mr. Vaughan ($30,000). The Compensation Committee approved the CEO’s recommendations. We intend to replace our existing Bonus Plan with the Incentive Plan described in detail under “Item 2 — Approval of the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan” if the Incentive Plan is approved by our stockholders.

Long-Term Equity Compensation

We are committed to long-term incentive programs for our executives that promote the Company’s long-term growth. Accordingly, we believe that our executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and talented executives. As mentioned above, we do not currently make any annual grants of equity to our executive officers.

Under our 2004 Stock Incentive Plan, we may offer our executive officers stock options, restricted stock, unrestricted stock and stock appreciation rights. Generally, the terms of our stock option awards call for vesting in equal installments over the five year period following the date of grant, with expiration of the award on the tenth anniversary of the date of grant. Similarly, restricted stock awards are time-restricted so as to vest in equal installments over the five-year period following the date of grant. We do not have any formal policy with respect to allocations between stock option and restricted stock awards. If stock options are awarded, the exercise price of the option may not be less than 100% of the fair market value of our common stock on the option grant date. Generally, we prefer to grant stock option awards in multiple tranches with increasing exercise prices. We believe that our long-term equity compensation program achieves the goal of aligning the executive’s compensation with our long-term growth, and thus aligns the executive’s interests with our stockholders’ interests.

Employee Benefits and Perquisites

We offer our executive officers standard employee benefits, including the ability to participate in our group life, health, dental, vision, disability insurance and our 401(k) Plan. We match contributions made by our executive officers to our 401(k) Plan up to 4% per year. We do not believe in extending non-core personal benefits to our executive officers. In 2006, the only perquisite that we made available to our named executive officers was an automobile allowance. See “Summary Compensation Table” below.

Pension and Deferred Compensation

We do not currently offer a pension to our executive officers or provide for any non-qualified deferred compensation programs.

Compensation of our Chief Executive Officer

On October 3, 2006, Kevin R. Callahan was named by the Board to be our Chief Executive Officer. Prior to his appointment, however, Mr. Callahan had functioned as interim CEO during 2006 at the request of our Board. In connection with his formal appointment, on October 5, 2006, Mr. Callahan entered into a written employment agreement with the Company with a three-year term under which we agreed to pay Mr. Callahan an annual base salary of $650,000 with a 2006 annual target incentive bonus of no less than $350,000 to be paid on a prorated basis based on his days of service under his new employment agreement (later determined by the Compensation Committee to be equal to $84,500 and paid in February 2007). On his hiring date, Mr. Callahan also received 70,000 shares of restricted stock which vest in equal installments over the five year period following the date of his employment agreement. In addition, pursuant to his employment agreement, Mr. Callahan received four separate tranches of options to purchase, in the aggregate, 430,000 shares of our common stock. While the first tranche of stock had an exercise price equal to $15.60, the second, third and fourth tranches of options have increasing exercise prices of $20, $25 and $30 per share, respectively, and are designed to compensate Mr. Callahan only if we succeed in increasing the value of our common stock for our stockholders.

If Mr. Callahan’s employment is not renewed upon the expiration of his initial three-year term, 50% of his then-unvested stock option and restricted stock awards will automatically and immediately vest. In the event that Mr. Callahan’s employment is terminated by us without cause, he will be entitled to receive severance payments from us. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for details on the terms of such severance and the amounts estimated by us to be involved in such severance.

In setting the terms of Mr. Callahan’s employment agreement, our Compensation Committee relied in part on the advice of its outside compensation consultant, which presented the Compensation Committee with comparative compensation information from our peer group. The Compensation Committee sought to structure a compensation package for Mr. Callahan that included total annual compensation (defined to include base salary plus annual cash bonus) that fell into the 75th percentile of our peer group.

Compensation of Our Other Named Executive Officers

Except for Mr. Vaughan, each of our other named executive officers is a party to a written employment agreement. Mr. Bondi’s employment is for a three-year term, while the employment agreements for Messrs. Pape and McPadden are for two-year terms. Mr. Bondi’s employment agreement guarantees a base salary of $300,000 during his first year of employment, $325,000 during his second year of employment and $350,000 in his third year of employment. In 2006, Mr. Pape received a base salary of $255,000 per year and Mr. McPadden received a base salary of $300,000 per year. As discussed above, the Compensation Committee agreed in January 2007 to increase the base salaries of Mr. Pape and Mr. McPadden. In 2006, Mr. Vaughan received a base salary of $160,385.

In addition to base salary, each executive officer is eligible to participate in our Bonus Plan and our long-term equity incentive programs, in amounts left to the discretion of our Compensation Committee. Pursuant to his employment agreement, Mr. Bondi’s target annual bonus level is equal to 50% of his then-annual base salary. Mr. Bondi was guaranteed a signing bonus equal to $220,000, $100,000 of which was paid in cash in March 2007 and the remainder of which was paid through a grant of restricted stock made to Mr. Bondi in February 2007. Messrs. Pape and McPadden did not receive cash bonuses in 2006. Mr. Vaughan received a cash bonus of $30,000. Pursuant to his employment agreement, Mr. Bondi also received a grant of 25,000 shares of restricted stock and 160,000 options to purchase common stock broken into three tranches. While the first tranche of stock had an exercise price equal to $16.08 (the fair market value on his hire date), the second and third tranches of options have increasing exercise prices of $20 and $25 per share, respectively, and are designed to compensate Mr. Bondi only if we succeed in increasing the value of our common stock for our stockholders.

Messrs. Pape and McPadden did not receive any additional equity grants in 2006.

The employment agreements for Messrs. Pape, Bondi and McPadden also contain customary non-compete, non-solicit, non-disparagement and confidentiality covenants that restrict these executives during the terms of their employment and for certain periods after their termination equal to the terms of their agreements.

The employment agreements also obligate us to pay Messrs. Pape, Bondi and McPadden severance in connection with a change in control and certain terminations. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for additional details.

Katherine C. Nolan’s Severance Package

Effective October 5, 2006, Katherine C. Nolan, the former President of our Retail Division, resigned from the Company. Pursuant to her employment agreement effective November 23, 2005, Ms. Nolan had the right to terminate her employment in certain circumstances during the five-week period beginning on the date that a permanent Chief Executive Officer was employed by the Company and, in the event of such termination, to receive: (i) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (ii) $125,000, adjusted pro rata for the number of days in the applicable year through the termination date (“Pro Rata Bonus”), and (iii) an amount equal to $28,333.33, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date, or, in the alternative and at Ms. Nolan’s election, a lump sum equal to the present value of $680,000, payable within 30 days of such election (“Additional Severance Payment”). In addition, following such termination, for a period of twenty-four months, or for such longer period as provided by any of the Company’s applicable plans, programs or policies, Ms. Nolan and her family would be entitled to continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Ms. Nolan’s employment not been terminated. Following our appointment of Mr. Callahan as our permanent Chief Executive Officer effective October 3, 2006, Ms. Nolan resigned from the Company and, as a result, became entitled to receive the severance benefits described above. In addition to the payment of her 2006 salary, the Summary Compensation Table reflects our payment to Ms. Nolan of a Pro Rata Bonus of $99,658, an Additional Severance Payment of $639,281, $15,672 in unused benefit time and a $10,000 automobile allowance.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for senior executive officers, except for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Section 162(m) will not prevent us from receiving a tax deduction in 2006 for any of the compensation paid to our named executive officers. While we consider the potential impact of Section 162(m) on our compensation decisions, we may approve compensation for an executive officer that does not meet the deductibility requirements of Section 162(m) in the future in order to maintain competitive compensation packages and attract talented leaders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
Avshalom Y. Kalichstein (Chairman)
David I. Schamis
Nimrod T. Frazer

*********************

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2006 with respect to compensation earned by our Chief Executive Officer, our Chief Financial Officer, our three next highest paid executive officers as of the end of the last fiscal year and Katherine C. Nolan, who is included in the table pursuant to SEC rules even though she was not employed by the Company at the end of the 2006 fiscal year.

							Non-Equity
							Incentive
					Stock	Option	Plan	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Awards(4) ($)	Awards(5) ($)	Compensation ($)	Compensation ($)		Total ($)

Kevin R. Callahan	2006	850,000	(1)	84,500(2)	34,697	34,745		2,000		1,005,942
Chief Executive Officer,
President & Chairman
Mark E. Pape	2006	255,000				72,416		12,785	(6)	340,201
Chief Financial Officer & Executive VP
M. Sean McPadden	2006	300,000				210,181		20,712	(6)	530,892
Executive VP & President,
Insurance Companies
Robert A. Bondi	2006	17,308		100,000(3)	6,700	2,459				126,467
Chief Operating Officer
V. Van Vaughan	2006	160,385				5,894	30,000	48,199	(7)	244,478
Senior VP, Chief Accounting Officer & Treasurer
Katherine C. Nolan	2006	203,077		99,658(4)		115,969		664,953	(8)	1,083,657
Former President, Retail Division

(1)	Prior to October 5, 2006, Mr. Callahan was compensated as the Company’s interim CEO at a different rate than that which is recited in his employment agreement of the same date.

(2)	Represents the prorated guaranteed signing bonus received in connection with Mr. Callahan’s October 2006 employment agreement.

(3)	Represents the cash portion of Mr. Bondi’s guaranteed signing bonus received in connection with his December 2006 employment agreement. We reflect this cash compensation as 2006 compensation to Mr. Bondi, even though it was actually paid in March 2007. The restricted stock portion of Mr. Bondi’s guaranteed signing bonus was issued in February 2007, and will be reflected in Mr. Bondi’s 2007 compensation.

(4)	Represents the pro rata 2006 bonus paid to Ms. Nolan pursuant to the terms of her employment agreement. See “Compensation Discussion and Analysis — Katherine C. Nolan’s Severance Package” for more detail.

(5)	The dollar amounts in these two columns reflect the dollar amount recognized in 2006 for financial reporting purposes in accordance with FAS 123R, except that, with respect to option awards, we excluded estimated forfeitures related to service-based conditions pursuant to SEC rules. See Note 2 to the Company’s financial statements included with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the Company’s valuation methodology and assumptions.

(6)	Includes automobile allowance in the amount of $12,000 plus, in the case of Mr. Pape, $785 in 401(k) Plan matching payments and in the case of Mr. McPadden, $8,712 in 401(k) Plan matching payments.

(7)	Includes relocation expenses in the amount of $45,657, and $2,542 in 401(k) Plan matching payments.

(8)	Includes $639,281 in severance payments and $15,672 in unused benefit time paid out under the terms of Ms. Nolan’s employment agreement. Also includes an automobile allowance in the amount of $10,000. See “Compensation Discussion and Analysis — Katherine C. Nolan’s Severance Package” for more details.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an equity or non-equity award made to a named executive officer in fiscal year 2006 pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan, and the Company’s 2006 Key Contributor Bonus Plan.

									All Other
									Option			Grant Date
									Awards:	Exercise or	Stock	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under				Number of	Base Price	Closing	of Stock
	Grant	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards				Securities	of Option	Price on	and Options
Name	Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold (#)	Target (#)(3)		Maximum (#)	Underlying Options (#)	Awards ($/Sh)	Grant Date ($/Sh)	Awards ($)(4)

Kevin R. Callahan	10/5/06					100,000				15.60	14.87	351,000
	10/5/06					100,000				20.00	14.87	200,000
	10/5/06					115,000				25.00	14.87	118,450
	10/5/06					115,000				30.00	14.87	60,950
	10/5/06					70,000	(5)				14.87	1,040,900
Mark E. Pape			114,750
M. Sean McPadden			135,000
V. Van Vaughan			48,116	64,154
Robert A. Bondi	11/27/06					60,000				16.08	16.08	250,200
	11/27/06					50,000				20.00	16.08	130,000
	11/27/06					50,000				25.00	16.08	70,000
	11/27/06					25,000	(5)				16.08	402,000

(1)	Represents target awards for each of these participating officers pursuant to the Company’s 2006 Key Contributor Bonus Plan. Actual awards are disclosed in the Summary Compensation Table. See “Compensation Discussion and Analysis — 2006 Bonus Plan and Awards” for more detail.

(2)	Represents the maximum limit of payout award for the participating officer pursuant to the Company’s 2006 Key Contributor Bonus Plan. Actual awards are disclosed in the Summary Compensation Table. See “Compensation Discussion and Analysis — 2006 Bonus Plan and Awards” for more detail.

(3)	Represents the aggregate of all vested and unvested equity awards (stock and stock option grants) made in connection with hiring pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan.

(4)	The dollar amounts presented in this column reflect the dollar amounts recognized in 2006 for financial reporting purposes in accordance with FAS 123R, except that, with respect to option awards, we excluded estimated forfeitures related to service-based conditions pursuant to SEC rules. See Note 2 to the Company’s financial statements included with the Company’s annual report or Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the Company’s valuation methodology and assumptions.

(5)	Represents a restricted stock grant that vests in equal (20%) installments over a five (5)-year period.

Outstanding Equity Awards At Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock awards held by our named executive officers on December 31, 2006.

						Stock Awards
									Equity
	Option Awards								Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration	have not	have not	have not	have not
Name	Exercisable(1)	Unexercisable(1)	Options (#)	Price ($)	Date	Vested (#)(2)	Vested ($)	Vested (#)	Vested ($)

PEO — Kevin R. Callahan	200,000			15.00	2/27/2015
		100,000		15.60	10/5/2016
		100,000		20.00	10/5/2016
		115,000		25.00	10/5/2016
		115,000		30.00	10/5/2016
						70,000	1,138,900
PFO — Mark E. Pape	15,000	60,000		15.00	12/27/2015
	10,000	40,000		20.00	12/27/2015
	10,000	40,000		25.00	12/27/2015
M. Sean McPadden	39,510			7.59	12/19/2007
	18,951			7.59	12/19/2007
	26,698	29,334		14.00	7/14/2014
	7,142	21,426		14.00	7/14/2014
	7,592	23,815		15.26	2/22/2015
		6,553		15.26	2/22/2015
	14,000	56,000		15.00	12/27/2015
	20,000	80,000		20.00	12/27/2015
	20,000	80,000		25.00	12/27/2015
V. Van Vaughan	1,000	4,000		17.42	7/18 /2015
	500	2,000		15.00	12/27/2015
Robert A. Bondi		60,000		16.08	11/27/2016
		50,000		20.00	11/27/2016
		50,000		25.00	11/27/2016
						25,000	406,750

(1)	All of Mr. Callahan’s stock options were granted to him on October 5, 2006, all of Mr. Pape’s stock options were granted to him on December 27, 2005, and all of Mr. Bondi’s stock options were granted to him on November 27, 2006. In the case of Mr. McPadden, an aggregate of 58,461, 84,600, 37,960, and 230,000 stock options were granted to him on December 19, 2002, July 14, 2004, February 22, 2005, and December 27, 2005, respectively. In the case of Mr. Vaughan, 2,500 stock options were issued to him on December 27, 2005, and 5,000 stock options were issued to him on July 18, 2005. All of the stock option awards reflected in these columns vest in equal installments over the five (5)-year period immediately following the date of grant, except as follows: (i) all of Mr. Pape’s stock options vest in equal (20%) installments over a consecutive five (5)-year period, which commenced on November 29, 2006; (ii) all of the 6,553 stock options granted to Mr. McPadden on February 22, 2005 become vested on February 22, 2010; (iii) Mr. McPadden’s February 22, 2005 stock option to purchase up to 31,407 shares provides that 7,592 options vest on the anniversary date of the grant for four (4) consecutive years after the original grant date, and the balance of 1,039 options vest on February 22, 2010; (iv) the 28,568 stock options granted to Mr. McPadden on July 14, 2004 vest in equal (25%) installments on the anniversary date of the grant over a four (4)-year period, which vesting period commenced two (2) years after the option grant date; (v) 16,920 of the 56,032 stock options granted to Mr. McPadden on July 14, 2004 vested on July 14, 2005, and the remaining 39,112 stock options thereafter vest in equal (25%) installments on the anniversary date of grant over a four (4) year period, and (vi) all of the 58,461 stock options granted to Mr. McPadden on December 19, 2002 were fully vested as of December 31, 2006.

(2)	The restricted stock awards reflected in this column vest in five (5)-year installments immediately following the date of grant. Mr. Callahan’s restricted stock award was granted on October 5, 2006, and Mr. Bondi’s restricted stock award was granted on November 27, 2006.

Option Exercises and Stock Vested

During 2006, none of our named executive officers who are continuing officers exercised any stock options or became vested in any restricted stock awards. As discussed in “Compensation Discussion and Analysis — Katherine C. Nolan’s Severance Package” above, Ms. Nolan exercised 72,089 stock options with a value of $351,997.70 in connection with her October 5, 2006 resignation.

Director Compensation

The following table describes the compensation paid to the members of our board in 2006:

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)(3)	Awards ($)(4)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Thomas C. Davis	40,195	7,866	15,547				63,608
Nimrod T. Frazer	30,195						30,195
David L. Heller(1)	24,589						24,589
Avshalon Y. Kalichstein	33,086						33,086
Suzanne T. Porter	38,195	7,025	15,547				60,767
Michael J. Ryan(1)	27,726						27,726
David I. Schamis(2)	—	—	—				—
Paul J. Zucconi	43,668	7,025	15,547				66,241

(1)	Messrs. Heller and Ryan resigned from our board in September 2006.

(2)	Mr. Schamis was appointed to our board in October 2006 and received no director compensation in 2006.

(3)	Messrs. Heller and Ryan did not receive any compensatory stock grants from the Company in 2006 due to their resignations from the board. Messrs. Frazer, Kalichstein and Schamis declined the Company’s compensatory grant of any shares of common stock in 2006 due to their positions on our Compensation Committee and their respective relationships with New Affirmative, the majority stockholder of the Company. Specifically, Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc. (“Enstar”), a publicly traded company, from 1990 to 2006, and he was also its President from 1990 to 2001. Mr. Frazer recently resigned his position as Chief Executive Officer of Enstar but still holds a seat on Enstar’s Board. Enstar is a non-managing member of Affirmative Investment, LLC, which is the sole owner of New Affirmative. Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co., LLC. New Affirmative is wholly owned by Affirmative Investment, LLC, the managing member of which is Affirmative Associates, LLC, the sole member of which is J. Christopher Flowers. J. Christopher Flowers controls J.C. Flowers & Co., LLC, which is the investment advisor to J.C. Flowers I, L.P., the majority owner of Affirmative Investment, LLC. Mr. Schamis is also a Managing Director of J.C. Flowers & Co., LLC. Each of Messrs. Frazer, Kalichstein and Schamis have officially disclaimed beneficial ownership of the shares of common stock of the Company owned by New Affirmative, and are compensated for their services on the Company’s Board by Enstar, in the case of Mr. Frazer, and New Affirmative, in the cases of Messrs. Kalichstein and Schamis.

(4)	Represents the dollar amount recognized in 2006 for financial reporting purposes in accordance with FAS 123R, except that, with respect to option awards, we excluded estimated forfeitures related to service-based conditions pursuant to the SEC’s rules. See Note 2 to the company’s financial statements included with the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the company’s valuation methodology and assumptions. Messrs. Frazer, Kalichstein and Schamis declined the Company’s grant of any stock options in 2006 for the reasons described in FN3 to this table. Messrs. Heller and Ryan did not receive any stock option grants from the Company in 2006 due to their resignations from the board.

Payments to Our Named Executive Officers in the Event of Termination or Change in Control

The Company provides benefits to certain of our named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (e.g., vested 401(k) Plan matching amounts accrued as of the date of termination, stock option and restricted stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

Pursuant to Employment Agreements

Chief Executive Officer

Mr. Callahan’s employment agreement is dated October 5, 2006, is for a three-year term and provides for the severance benefits described below.

If Mr. Callahan’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Callahan for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

•	payment of all earned but unpaid base salary and paid time off to which he is entitled through the date of termination, plus an amount equal to the previous year’s bonus paid to Mr. Callahan, prorated on a daily basis for the number of days Mr. Callahan was employed in the year of termination through the date of termination;

•	an additional payment equal to two (2) times the sum of (i) Mr. Callahan’s then-current base salary and (ii) an amount equal to the previous year’s bonus paid to Mr. Callahan (provided, however, that if Mr. Callahan is terminated without Cause during the first year of the employment agreement only, this amount will be $350,000);

•	the full and immediate vesting of all of his outstanding equity or equity-based awards; and

•	the continuation of substantially similar medical, life, dental, vision and disability insurance for Mr. Mr. Callahan and his family for the twenty-four (24) month period following termination or until Mr. Callahan accepts new employment and becomes eligible for any such insurance, whichever time period is shortest.

If, following a Change in Control (as defined in Mr. Callahan’s employment agreement) of the Company, (i) the Company terminates Mr. Callahan’s employment agreement for any reason other than Cause or (ii) Mr. Callahan terminates his employment with the Company for Good Reason, Mr. Callahan shall be entitled to receive all of the foregoing benefits, and in addition, Mr. Callahan’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Callahan to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Callahan under any other agreement in connection with a Change in Control.

Chief Financial Officer

Mr. Pape’s employment agreement is dated November 30, 2005, is for a two-year term and provides for the severance benefits described below.

If Mr. Pape’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Pape for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

•	payment of all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date;

•	an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to Mr. Pape or (ii) the average of the annual cash bonuses paid or payable during the two (2) full fiscal years prior to the termination date;

•	an amount equal to one-twelfth (1/12) of the sum of the applicable base salary and annual bonuses due to Mr. Pape, payable at the close of each of the twenty-four (24) consecutive thirty (30) day periods following the termination date;

•	the full and immediate vesting of all of Mr. Pape’s unvested stock options (as provided in his stock option agreements); and

•	the continuation, for a period of twenty-four (24) months or for such longer period as any of our applicable plans, programs or policies may provide, for Mr. Pape and his family of benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. Pape’s employment not been terminated

A Change in Control (as defined in Mr. Pape’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. Pape the right to terminate his employment with the Company for Good Reason.

Executive Vice President and President of Our Insurance Companies

Mr. McPadden’s employment agreement is dated November 23, 2005, is for a two-year term with automatic extensions for additional two-year terms and provides for the severance benefits described below.

If Mr. McPadden’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. McPadden for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

•	payment of all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date;

•	an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to Mr. McPadden, or, if greater, the annual cash bonus paid or payable for the year ended prior to the fiscal year during which a Change in Control (as defined in his employment agreement) occurred, or (ii) the average of the annual cash bonuses paid or payable during the two (2) full fiscal years prior to the termination date, or, if greater, the two (2) full fiscal years prior to a Change in Control;

•	an amount equal to one-twelfth of the sum of the applicable base salary and annual bonuses due to Mr. McPadden, payable at the close of each of the twenty-four (24) consecutive thirty (30) day periods following the termination date;

•	the continuation, for a period of twenty-four (24) months or for such longer period as any of our applicable plans, programs or policies may provide, for Mr. McPadden and his family of benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. McPadden’s employment not been terminated; and

•	the full and immediate vesting of all of Mr. McPadden’s unvested stock options (as provided in his stock option agreements).

A Change in Control (as defined in Mr. McPadden’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. McPadden the right to terminate his employment with the Company for Good Reason.

Chief Operating Officer

Mr. Bondi’s employment agreement is dated November 27, 2006, is for a three-year term and provides for the severance benefits described below.

If Mr. Bondi’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Bondi for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

•	payment of all earned but unpaid base salary;

•	an additional payment equal to one (1) year of the sum of Mr. Bondi’s then-current (i) base salary and (ii) an amount equal to the previous year’s bonus paid to Mr. Bondi;

•	the full and immediate vesting of all of Mr. Bondi’s unvested stock options and restricted stock awards, (as provided in the stock option and restricted stock agreements to which they relate); and

•	payment of Mr. Bondi’s costs for continuation coverage under COBRA for a period of twelve (12) months following the date of termination.

A Change in Control (as defined in Mr. Bondi’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. Bondi the right to terminate his employment with the Company for Good Reason and to receive the foregoing benefits. In addition, Mr. Bondi’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Bondi to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Bondi under any other agreement in connection with a Change in Control.

Pursuant to Amended and Restated 2004 Stock Incentive Plan

The Company’s Amended and Restated 2004 Stock Incentive Plan provides that, in the event of a Change in Control (as defined in the Plan), the plan administrator may, in its discretion, provide for the acceleration of vesting in the terms of any options, bonus stock, restricted stock or performance stock granted under the Plan.

The following tables set forth the benefits to which each of the named executive officers are entitled in the event that: (i) the Company terminates the named executive officer without Cause, or the named executive officer resigns for Good Reason, (as the terms “Cause” and “Good Reason” are defined in his employment agreement), or (ii) the named executive officer’s employment is terminated due to a Change in Control of the Company (as the term “Change in Control” is defined in his employment agreement). Each of the following tables assumes that the events triggering the termination occurred on and as of December 31, 2006:

Table 1

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

				Accelerated	Accelerated
		Additional	Continued	Vesting of	Vesting of
		Severance	Benefit Plan	Restricted	Restricted
Name	Bonus(1)	Payment(2)	Coverage(3)	Stock(4)	Options(5)	Total

Kevin R. Callahan	$350,000	$2,000,000	$29,003	$1,138,900	$180,000	$3,697,903
Mark E. Pape	20,000	550,000	16,294	0	223,800	810,094
M. Sean McPadden	60,000	720,000	22,173	0	554,352	1,356,525
Robert A. Bondi	0	300,000	11,025	406,750	79,200	796,975

(1)	In the case of Mr. Callahan, includes a one-time, fixed $350,000 bonus payment for termination during the first effective year of his employment agreement; in the case of Messrs. McPadden and Pape, includes a prorated bonus payment equal to the greater of: (i) the most recent annual cash bonus payable to the named executive officer, or (ii) the average of the annual cash bonuses paid or payable to the named executive during the two (2) full fiscal years prior to the termination date.

(2)	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to two times the sum of his current annual base salary plus annual bonus; in the case of Messrs. Pape and McPadden, includes payment of two times the sum of their respective base salaries plus their respective annual bonuses (calculated pursuant to FN1 above) as of the date of termination (payments of these sums shall be made to Messrs. Pape and McPadden in equal installments over a twenty-four (24) consecutive month period, commencing thirty (30) days after their termination date); in the case of Mr. Bondi, includes an immediate, one-time lump sum payment equal to one year of his current annual base salary plus an amount equal to the previous year’s bonus paid to him (no such bonus is included in the above table because Mr. Bondi was not employed by the Company in 2005). Pursuant to their respective employment agreements, the base salaries of Messrs. Callahan, Pape and McPadden are reviewed annually for consideration of merit increases, and the base salary of Mr. Bondi increases by defined, quantified sums over time.

(3)	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twenty-four (24) months after the termination date in the cases of Messrs. Callahan, McPadden and Pape (twelve months, and exclusive of disability coverage in the case of Mr. Bondi); also includes the continuation of death benefits by the Company during the defined post-termination period in the case of Messrs. McPadden and Pape and life and vision insurance in the case of Mr. Callahan.

(4)	Market value based on a closing share price of $16.27 for the Company’s common stock on the NASDAQ Global Select Market on December 29, 2006 (the last trading day for the NASDAQ Global Select Market in 2006). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination without Cause by the Company or his departure for Good Reason, would have vested on a date or dates subsequent to December 31, 2006.

(5)	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination without Cause by the Company or his departure for Good Reason, would have vested on a date or dates subsequent to December 31, 2006. In the cases of Messrs. Callahan and Bondi, stock options that have vested on an accelerated basis are exercisable within one (1) month of the termination event (which for purposes of this table is December 31, 2006). Consequently, the amounts represented in this column for Messrs. Callahan and Bondi represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $17.40 per share on January 31, 2007, the date of the highest recorded actual sale price for the Company’s Common Stock on the NASDAQ Global Select Market during the one (1) month period immediately following the date of the termination event. In the cases of Messrs. Pape and McPadden, stock options that have vested on an accelerated basis are exercisable within three (3) months of the termination event (which for purposes of this table is December 31, 2006). Consequently, the amounts represented in this column for Messrs. Pape and McPadden represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $18.73 per share on March 22, 2007, the date of the highest recorded actual sale price for the Company’s Common Stock on the NASDAQ Global Select Market during the three (3) month period immediately following the date of the termination event. All stock options that vested and were out-of-the-money at all times during the appropriate exercise period are assumed to have expired unexercised for purposes of this Table 1.

Table 2

TERMINATION RESULTING FROM A CHANGE IN CONTROL

		Additional	Continued	Accelerated	Accelerated Vesting
		Severance	Benefit Plan	Vesting of	of Restricted
Name	Bonus(3)	Payment(4)	Coverage(5)	Restricted Stock(6)	Options(7)	Other(8)	Total

Kevin R. Callahan	$350,000	$2,000,000	$29,003	$1,138,900	$180,000	$2,738,899	$6,436,802
Mark E. Pape(1)	20,000	550,000	16,294	0	223,800	0	810,094
M. Sean McPadden(2)	60,000	720,000	22,173	0	554,352	0	1,356,525
Robert A. Bondi	0	300,000	11,025	406,750	79,200	782,497	1,579,472

(1)	A Change in Control (as that term is defined in Mr. Pape’s employment agreement) that gives rise to any one or more of several defined events would afford Mr. Pape the opportunity to terminate his employment with the Company for Good Reason.

(2)	A Change in Control (as that term is defined in Mr. McPadden’s employment agreement) that gives rise to any one or more of several defined events would afford Mr. McPadden the opportunity to terminate his employment with the Company for Good Reason.

(3)	In the case of Mr. Callahan, includes a one-time, fixed $350,000 bonus payment for termination during the first effective year of his employment agreement.

(4)	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to two times the sum of his current annual base salary plus annual bonus; in the case of Mr. Bondi, includes an immediate, one-time lump sum payment equal to one year of his current annual base salary plus an amount equal to the previous year’s bonus paid to him (no such bonus is included in the table because Mr. Bondi was not employed by the Company in 2005). Pursuant to their respective employment agreements, the base salary of Mr. Callahan is reviewed annually for consideration of merit increases, and the base salary of Mr. Bondi increases by defined, quantified sums over time.

(5)	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twenty-four (24) months after the termination date for Mr. Callahan (twelve months, and exclusive of disability coverage in the case of Mr. Bondi); also includes the continuation of life and vision insurance by the Company during the twenty-four (24) month post-termination period in the case of Mr. Callahan.

(6)	Market value based on a closing share price of $16.27 for the Company’s common stock on the NASDAQ Global Select Market on December 29, 2006 (the last trading day for the NASDAQ Global Select Market in 2006). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement by the Company following a Change in Control, or (ii) the termination of the named executive officer’s employment without Cause by the Company or his departure for Good Reason following a Change in Control, would have vested on a date or dates subsequent to December 31, 2006.

(7)	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement with the Company following a Change in Control, or (ii) the termination of the named executive officer without Cause by the Company or his departure for Good Reason following a Change in Control, would have vested on a date or dates subsequent to December 31, 2006. In the cases of Messrs. Callahan and Bondi, stock options that have vested on an accelerated basis are exercisable within one (1) month of the termination event (which for purposes of this table is December 31, 2006). Consequently, the amounts represented in this column for Messrs. Callahan and Bondi represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $17.40 per share on January 31, 2007, the date of the highest recorded actual sale price for the Company’s Common Stock on the NASDAQ Global Select Market during the one (1) month period immediately following the date of the termination event. In the cases of Messrs. Pape and McPadden, stock options that have vested on an accelerated basis are exercisable within three (3) months of the termination event (which for purposes of this table is December 31, 2006). Consequently, the amounts represented in this column for Messrs. Pape and McPadden represent the maximum profit the named executive officer would have received had he (i) exercised any of these options that were in-the-money and (ii) sold the underlying stock at $18.73 per share on March 22, 2007, the date of the highest recorded actual sale price for the Company’s Common Stock on the NASDAQ Global Select Market during the three (3) month period immediately following the date of the termination event. All stock options that vested and were out-of-the-money at all times during the appropriate exercise period are assumed to have expired unexercised for purposes of this Table 2.

(8)	Consists of an estimated “gross-up” payment to be made to the named executive officer in order to alleviate any excise, related state or federal income tax and Medicare payment liabilities resulting from Change in Control payments made to the named executive officer pursuant to his employment agreement.

ITEM 2 — APPROVAL OF THE AFFIRMATIVE INSURANCE HOLDINGS, INC. PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

Introduction

Effective as of January 1, 2007, the Board adopted the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan (the “Incentive Plan”), subject to stockholder approval at the Annual Meeting. Under the Incentive Plan, annual incentive awards will be granted to key employees (including executive officers). The adoption of the Incentive Plan has been recommended by our Compensation Committee to our Board and, after adopting the Incentive Plan, our Board has recommended approval of the Incentive Plan by our stockholders. A copy of the Incentive Plan is attached hereto as Appendix A. The summary of the material terms of the Incentive Plan set forth below is qualified in its entirety by reference to the complete text of the Incentive Plan.

If a quorum is present and a majority of the shares present in person or represented by proxy at the Annual Meeting are voted in favor of Item 2, the Incentive Plan will be approved. For purposes of the vote on this item, abstentions with respect to such proposal will not be counted as votes cast and therefore will have no effect on the outcome of such proposal, although abstentions will count towards the presence of a quorum. Approval of the Incentive Plan is considered a non-routine matter under the broker voting rules and as a consequence, brokers will not be able to vote on Item 2 without receiving instructions from their customers. As a result, broker non-votes could arise in the context of this proposal. Broker non-votes are not considered to be present and entitled to vote on this item, and thus will have no effect on the outcome of such proposal.

Unless marked to the contrary, proxies received will be voted FOR approval of the Incentive Plan.

Summary of the Terms of the Incentive Plan

The purpose of the Incentive Plan is to allow the Company to secure and retain the services of eligible plan participants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates through the use of annual cash awards that satisfy the conditions for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the Incentive Plan, the Compensation Committee will have the authority to grant annual incentive awards. Each annual incentive award will be paid out of an incentive pool established for a performance period. Typically, the performance period will be our fiscal year. The maximum incentive pool will equal 1.5% of our revenue as reported under GAAP for the fiscal year. The Compensation Committee will allocate an incentive pool percentage to each designated participant for each performance period. In no event may the incentive pool percentage for any one participant exceed 35% of the total pool for that performance period. Each participant’s incentive award will be determined by the Compensation Committee based on the participant’s allocated portion of the incentive pool and attainment of specified performance measures subject to adjustment in the sole discretion of the Compensation Committee. In no event may the portion of the incentive pool allocated to a participant who is a covered employee for purposes of Section 162(m) of the Code be increased in any way, including as a result of the reduction of any other participant’s allocated portion, but such portion may be decreased by the Compensation Committee. The Compensation Committee may make retroactive adjustments to, and the participant shall reimburse us for, any cash or equity based incentive compensation paid to the participant where: (1) such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the participant’s misconduct; or (2) the participant breaches any confidentiality, proprietary information, or non-compete provisions of any agreement or plan then in effect between Company and the participant.

Eligibility.  Key employees (including executive officers) of the Company or its affiliates who are selected by the Compensation Committee may participate in the Incentive Plan.

Administration.  The Incentive Plan will be administered by the Compensation Committee. Members of the Compensation Committee will satisfy the requirements under Section 162(m) of the Internal Revenue Code pertaining to outside directors. The Compensation Committee has full discretion, power and authority to administer and interpret the Incentive Plan and to establish rules and procedures for its administration as the Compensation Committee deems necessary and appropriate. The Compensation Committee may delegate some of its authority under the Incentive Plan in accordance with the terms of the Incentive Plan.

Changes to the Incentive Plan.  The Board or the Compensation Committee has the right to modify or terminate the Incentive Plan at any time, prospectively or retroactively, without the consent of stockholders or participants, except that any such action will be subject to the approval of the Company’s stockholders at or before the next annual meeting if stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Company’s stock may be listed.

Future Plan Benefits

Awards under the Incentive Plan will be made at the discretion of the Compensation Committee. Therefore, it is not possible to determine with specificity the benefits that will be received by or allocated to participants in the Incentive Plan.

Recommendation of the Board of Directors

Our Board unanimously recommends that the stockholders vote FOR approval of the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2006.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plan
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights(a)	and Rights(b)	in Column(a))(c)

Equity compensation plans approved by security holders:
1998 Omnibus Incentive Plan	58,461	$7.59	—
2004 Stock Incentive Plan	1,936,080	$19.01	990,716
Equity compensation plans not approved by security holders:
None
Total	1,994,541	$18.67	990,716

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following are stockholders known by the Company to beneficially own 5% or more of its outstanding common stock as of the Record Date. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

		Amount and
	Address of	Nature of	Percentage of
Name of Beneficial Holder	Beneficial Holder	Ownership	Class Owned(1)

New Affirmative LLC	717 Fifth Avenue 26th Floor New York, NY 10022	7,860,927 (2)	51.2%
FMR Corp.	82 Devonshire Street Boston, MA 02109	1,202,638 (3)	7.8%

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,361,848 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)	Based upon statements in Amendment No. 4 to Schedule 13D jointly filed by New Affirmative LLC (“New Affirmative”), Affirmative Investment LLC, Affirmative Associates LLC and J. Christopher Flowers (the “reporting persons”), on September 1, 2006, the reporting persons have shared power to vote or to direct to vote 7,860,927 shares of common stock that may be deemed to be beneficially owned by them and to dispose or to direct the disposition of 7,860,927 shares of common stock that may be deemed to be beneficially owned by each of them. As a result of their ownership interest in and control of New Affirmative, each of Affirmative Investment, Affirmative Associates and Mr. Flowers may be deemed to control New Affirmative and therefore may be deemed to hold voting and/or dispositive power over such shares of common stock as described in the prior sentence. Mr. Flowers disclaims beneficial ownership of such shares of common stock.

(3)	According to information contained in Schedule 13G filed with the SEC on February 14, 2007, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,202,638 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through their control of Fidelity and the funds, each has sole power to dispose of the 1,202,638 shares owned by the funds. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of these shares. According to the Schedule 13G, the interest of one person, Fidelity Advisors Small Cap Fund, an investment company registered under the Investment Company Act of 1940, amounts to 768,638 shares or 5.064% of the total outstanding common stock at December 31, 2006.

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Stock by each director, and named executive officer and the directors and executive officers as a group, all as of the Record Date.

	Amount of
	Beneficial		Percentage of
Name of Beneficial Holder	Ownership(1)		Class Owned

Kevin R. Callahan	270,000	(2)	1.7%
Mark E. Pape	39,000	(3)	*
M. Sean McPadden	168,985	(4)	1.1%
Robert A. Bondi	32,273	(5)	*
V. Van Vaughan	1,500	(6)	*
Katherine C. Nolan	—		*
Thomas C. Davis	35,005	(7)	*
Suzanne T. Porter	36,005	(7)	*
Nimrod T. Frazer	—	(8)	*
David I. Schamis	—	(9)	*
Avshalom Y. Kalichstein	—	(9)	*
Paul J. Zucconi	19,518	(7)	*
All Executive Officers and Directors as a Group (11 persons)(11)	602,286	(10)	3.8%

*	Less than 1%.

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,361,848 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within sixty (60) days of, the Record Date. The Company did not deem these shares outstanding except for the purpose of computing the percentage ownership of any other person.

(2)	Includes options to purchase up to 200,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date. Also includes 70,000 shares of restricted stock that were granted in October 2006 that vest in equal installments each year over the five-year period following the date of grant.

(3)	Reflects options to purchase up to 35,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

(4)	Reflects options to purchase up to 161,485 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

(5)	Includes 25,000 shares of restricted stock that were granted in November 2006 that vest in equal installments each year over the five-year period immediately following the date of grant, and 7,273 shares of restricted stock that were granted in February 2007 that vest in equal installments over the five (5)-year period immediately following the date of grant.

(6)	Reflects options to purchase up to 1,500 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

(7)	Includes options to purchase up to 15,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

(8)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc. (“Enstar”), a publicly traded company, from 1990 to 2006, and he was also its President from 1990 to 2001. Mr. Frazer recently resigned his position as Chief Executive Officer of Enstar, but still holds a seat on Enstar’s Board. Enstar is a non-managing member of Affirmative Investment LLC, which is the sole owner of New Affirmative. Mr. Frazer disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.

(9)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co., LLC. New Affirmative is wholly owned by Affirmative Investment, LLC, the managing member of which is Affirmative Associates, LLC, the sole member of which is J. Christopher Flowers. J. Christopher Flowers controls J.C. Flowers & Co., LLC, which acts as investment advisor to J.C. Flowers I, L.P., the majority owner of Affirmative Investment, LLC. Mr. Schamis is also a Managing Director of J.C. Flowers & Co. LLC. Each of Mr. Kalichstein and Mr. Schamis disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.

(10)	Includes options to purchase up to an aggregate of 442,985 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

(11)	Exclusive of Ms. Nolan, who was no longer employed with the Company as of the Record Date.

The Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company’s shares of Common Stock.

CHANGE OF CONTROL OF THE COMPANY

New Affirmative LLC, a Delaware limited liability company (“New Affirmative”), is the record owner of 7,860,927 shares of common stock of the Company. Prior to the consummation of the transactions contemplated by the agreement discussed below, New Affirmative was 50% owned by DSC AFFM, LLC, a Delaware limited liability company (“DSC AFFM”), and 50% owned by Affirmative Investment LLC, a Delaware limited liability company (“Affirmative Investment”), an entity controlled by Affirmative Associates LLC, a Delaware limited liability company and sole managing member of Affirmative Investment (“Affirmative Associates”), and J. Christopher Flowers, the sole member and manager of Affirmative Associates (“Flowers”).

On August 31, 2006, DSC AFFM and Affirmative Investment consummated the transactions contemplated by a purchase agreement, dated August 4, 2006 (the “DSC Purchase Agreement”), pursuant to which DSC AFFM sold to Affirmative Investment all of the membership units of New Affirmative owned by DSC AFFM for $62,887,416 in cash. As a result, DSC AFFM ceased to own any interest in New Affirmative and no longer beneficially owns any shares of common stock of the Company. Affirmative Investment funded this purchase through a capital contribution by J.C. Flowers I L.P., a Delaware partnership and member of Affirmative Investment. Upon consummation of the transactions contemplated by the DSC Purchase Agreement, Affirmative Investment is the sole managing member of New Affirmative and has sole control over its affairs and investment decisions, including the power to vote or dispose of the shares of common stock of the Company held by New Affirmative. As of the Record Date, the Company had 15,361,848 shares of common stock outstanding. Affirmative Investment, Affirmative Associates and Flowers may be deemed to beneficially own 7,860,927 shares of common stock, representing approximately 51.2% of the Company’s issued and outstanding common stock as of the Record Date.

The Company was not a party to the DSC Purchase Agreement nor any of the transactions contemplated thereby. The above information was obtained solely based upon the Company’s review of filings by DSC AFFM, Affirmative Investment, Affirmative Associates, New Affirmative and Flowers with the Securities and Exchange Commission.

Effective September 5, 2006, Michael J. Ryan and David L. Heller resigned as directors of the Company. The remaining directors of the Company after such resignation, pursuant to a resolution of the filled one of the two resulting vacancies on the Board by appointing David I. Schamis, a designee of New Affirmative.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2006, the Company was in compliance with all Section 16(a) filing requirements applicable to its insiders.

EXECUTIVE OFFICERS

Name	Age	Position

Kevin R. Callahan	45	Chief Executive Officer and Chairman of the Board
M. Sean McPadden	41	Executive Vice President and President of Insurance Companies
Mark E. Pape	56	Executive Vice President and Chief Financial Officer
V. Van Vaughan	45	Senior Vice President, Chief Accounting Officer and Treasurer
Robert A. Bondi	44	Chief Operating Officer

Kevin R. Callahan has been the Chief Executive Officer of the Company since October 3, 2006. He served as Interim Chief Executive Officer between November 2005 and his appointment as permanent CEO in October 2006. Mr. Callahan is the Chairman of the Board and Chairman of the Company’s Executive Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005.

M. Sean McPadden has been our Executive Vice President since April 2002 and President of our Insurance Companies since January 2004. Mr. McPadden also served as one of our directors from 2002 until March 9, 2004. Mr. McPadden has 17 years of insurance operations experience. Prior to joining us, Mr. McPadden served as Chief Actuary and Senior Vice President of Product Management of Bristol West Insurance Group, Inc. from 1999 to 2002, where his responsibilities included pricing, reserving and financial reporting as well as product design, positioning and profitability of a non-standard personal automobile insurance operation with business throughout 15 states. Prior to joining Bristol West, Mr. McPadden held several actuarial posts with Travelers Insurance Company from 1987 to 1999, culminating in his being named Vice President of Non-Standard Auto, where from 1997 to 1999 he was responsible for actuarial, product development and product support for the non-standard personal automobile insurance operations of Travelers. Mr. McPadden is a Fellow of the Casualty Actuarial Society, a designation he achieved in 1994.

Mark E. Pape has been our Executive Vice President and Chief Financial Officer since November 30, 2005. Mr. Pape was a director of the Company beginning immediately prior to the Company’s initial public offering and resigned from the Board effective November 8, 2005. Mr. Pape served as chief financial officer of HomeVestors of America, Inc., a privately held franchisor of home acquisition and rehabilitation services. From April 2002 through May 2005, Mr. Pape was president and chief executive officer of R. E. Technologies, Inc., a database marketing company for the apartment management industry. From May 1999 to June 2001, Mr. Pape served as senior vice president and CFO of LoanCity.com, a venture-backed private company providing an e-commerce platform for independent residential mortgage professionals. From January 1998 to May 1999, Mr. Pape was the vice president of strategic planning for Torchmark Corporation, an S&P 500 insurance holding company. From 1995 through 1997, Mr. Pape was the senior vice president and chief financial officer of United Dental Care, Inc., a Nasdaq-listed dental HMO and indemnity insurance company. From 1992 through 1994, Mr. Pape served as executive vice president and chief financial officer of American Income Holding, Inc., a New York Stock Exchange-listed life insurance holding company that was acquired by Torchmark Corporation in September 1994. From 1979 through 1991, Mr. Pape was an investment banker with several firms, including Bear, Stearns & Co. Inc., The First Boston Corporation and Merrill Lynch Capital Markets. Mr. Pape has been a Certified Public Accountant since 1975.

V. Van Vaughan has been our Senior Vice President and Chief Accounting Officer since May 9, 2006. He joined the Company in July 2005 as Vice President and Controller. From August 2003 to July 2005, Mr. Vaughan served as Vice President and Controller for HCC Insurance Holdings, Inc., a New York Stock Exchange-listed international specialty insurance group. From April 2001 through August 2003, he served in various accounting positions (beginning as an independent consultant and ending as Controller) for Highlands Insurance Group, a former New York Stock Exchange-listed property and casualty insurance group. From August 2000 through March 2001, he was an associate with Resources Connection Inc., a Nasdaq-listed international professional services provider of finance and accounting, risk management and internal audit, and other professional services to clients on a project basis. From September 1993 through July 2000, he served as Vice President and Controller for American Indemnity Financial Corporation, a former Nasdaq-listed property and casualty insurance group. From June 1984 through August 1993, he was employed as an accountant and accounting supervisor by Employers Casualty Company, a property and casualty insurance group. Mr. Vaughan has been a Certified Public Accountant since 1987.

Robert A. Bondi has been our Chief Operating Officer since November 27, 2006. From September 2000 through November 2006, Mr. Bondi served as the Managing Principal of Aon Client Services, the client services and administrative support organization for Aon Risk Services in the United States. From March 1998 through September 2000, Mr. Bondi was the Managing Director and Chief Administrative Officer of Aon Capital Markets. Prior to his employment with Aon Capital Markets, from May 1984 through March 1998, Mr. Bondi held several management positions in the Global Cash Management Department at Mellon Bank Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

New Affirmative LLC

New Affirmative LLC, owner of 51.2% of our stock as of the Record Date, made changes in the composition of our Board on September 26, 2006 by nominating for election and voting for David I. Schamis as a member of the Board. Mr. Schamis has directed that all compensation received for his service as a director be paid directly to his employer. Mr. Schamis has opted to reject the stock options as automatically awarded as initial inducement and annual incentive awards as provided in the Company’s Amended and Restated 2004 Stock Incentive Plan.

Assumption of Lease from Kevin R. Callahan

On January 10, 2007, 227 West Monroe Street, Inc., as landlord (“Landlord”) for the premises maintained at the same address, executed a Consent to Assignment among the Landlord, KR Callahan & Company, LLC (“KRCC”), an entity whose sole member and manager is Kevin R. Callahan, our Chairman and Chief Executive Officer, and Affirmative Property Holdings, Inc. (“Affirmative Property”), an indirect wholly-owned subsidiary of ours, and approved the assignment (the “Assignment”) of the leasehold interest held by KRCC to Affirmative Property with effect from December 1, 2006. Pursuant to the Assignment, KRCC assigned to Affirmative Property all of its right, title and interest in and to the Lease (the “Lease”), dated May 8, 2006, between KRCC, as tenant, and the Landlord, and Affirmative Property agreed with KRCC to assume all obligations of KRCC, as tenant, under the Lease. The Lease relates to approximately 4,000 square feet of office space in Chicago, Illinois that will be used by our Claims Staff Counsel. The Lease continues until July 31, 2016 and provides for an average monthly rent of approximately $9,690. In addition, Affirmative Property will be responsible for the payment of taxes, common area maintenance charges and other customary occupancy costs. Under the Assignment, we agreed to guarantee the payment and performance of all obligations of Affirmative Property under the Lease until such time as the Lease terminates and all obligations of Affirmative Property thereunder are satisfied or Affirmative Property is released by the Landlord of all of its obligations under the Lease.

In connection with the Lease, KRCC had procured a Letter of Credit in favor of the Landlord in the amount of $293,257 as a security deposit against KRCC’s obligations under the Lease. In connection with the Assignment, Affirmative Property agreed to replace KRCC’s Letter of Credit at a future date with a Letter of Credit of like amount issued in favor of the Landlord on Affirmative Property’s behalf.

We and Mr. Callahan had agreed at the time of Mr. Callahan’s appointment as our permanent Chief Executive Officer that the Company or one of its subsidiaries would assume KRCC’s obligations under the Lease. The Audit Committee of our Board approved the assumption of the Lease by the Company or one of its subsidiaries on November 6, 2006.

ADDITIONAL INFORMATION

Stockholders Sharing a Common Address

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker, if you hold common stock in street name, or the secretary of the Company, if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

Stockholder Proposals for 2008 Annual Meeting

Stockholder proposals requested to be included in our proxy statement for our 2008 Annual Meeting or otherwise must be in writing and received by us by January 9, 2008, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

Incorporation by Reference

The material under the headings “Compensation Committee Report,” “Report of the Audit Committee” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the 2007 Annual Meeting. If any other business is properly brought before the 2007 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

QUESTIONS?

If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
Attention: Joseph G. Fisher, Secretary

By order of the Board of Directors

Kevin R. Callahan
Chief Executive Officer and
Chairman of the Board of Directors

April 5, 2007
Addison, Texas

APPENDIX A

AFFIRMATIVE INSURANCE HOLDINGS, INC.
PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

1. Purpose.  The purpose of the Performance-Based Annual Incentive Plan (the “Plan” or “AIP”) is to advance the interests of Affirmative and its stockholders by providing certain of its executives and key employees with annual incentive compensation which is tied to the achievement of pre-established and objective performance goals. The Plan is intended to provide Participants with “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2. Definitions.  Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) Board means the Board of Directors of Affirmative Insurance Holdings, Inc.

(b) Committee means the Compensation Committee of the Board, a subcommittee thereof, or such other committee as may be appointed by the Board.  The Committee shall be comprised of two or more non-employee members of the Board who shall qualify to administer the Plan as “outside directors” under Section 162(m) of the Code.

(c) Corporation means Affirmative Insurance Holdings, Inc. a Delaware corporation, and any successor thereto.

(d) Incentive Pool Fund means an amount equal to 1.5% of Revenues for the fiscal year as calculated pursuant to Generally Accepted Accounting Principles.

(e) Participant means (i) any employee who is an “executive officer,” as defined under SEC Rule 3b-7, of the Corporation or its Subsidiaries who has been selected by the Committee to participate in the Plan during a Performance Period and (ii) each other employee of the Corporation or its Subsidiaries who has been selected by the Committee to participate in the Plan during a Performance Period.

(f) Performance Award means an award granted pursuant to the terms of section 4 of this Plan. A Participant shall have no right to any Performance Award until that award is paid.

(g) Performance Period means the Corporation’s fiscal year, or such other period as designated by the Committee.

(h) Plan means the Performance-Based Annual Incentive Plan, as amended from time to time.

(i) Pool Fund Allocation means the percentage of the Incentive Pool Fund that is allocated to each Participant with respect to any Performance Period. A maximum of 35% may be allocated to any single Participant.  The total allocation to all Participants may not exceed 100%.

(j) Revenues means the Corporation’s revenue in the fiscal year as determined in accordance with Generally Accepted Accounting Principles and identified in the Corporation’s financial statements.

(k) Subsidiary or Subsidiaries means any corporation or entity of which the Corporation owns directly or indirectly, at least 50% of the total voting power or in which it has at least a 50% economic interest, and which is authorized to participate in the Plan.

3. Plan Administration.  The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. The Committee may delegate to officers of the Corporation the authority to manage the day-to-day administration of the Plan with respect to non-executive employees, including without limitation the discretionary authority to (i) administer and interpret the terms of the Plan, and (ii) amend the Plan only as necessary to reflect any ministerial, administrative or managerial functions; provided that any such amendment does not increase the Incentive Pool Fund or the Pool Fund Allocation. Target and maximum Pool Fund Allocations, together with performance goals (as more fully described in section 4(b) below), shall be established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period.

Any interpretation of the Plan or other act of the Committee (or its delegate) in administering the Plan shall be final and binding upon all Participants. The Committee may not delegate any authority with respect to certifying whether performance goals under the Plan have been met.

4. Performance Awards.  For each Performance Period, the Committee shall determine the amount of a Participant’s Performance Award as follows:

(a) General.  The maximum amount of a Participant’s Performance Award shall be equal to the maximum Participant’s Pool Fund Allocation of the Incentive Pool Fund for the Performance Period, if the performance goals established with respect to the relevant Performance Period are met or exceeded, as determined by the Committee. The actual amount of a Participant’s Performance Award may be reduced or eliminated by the Committee as set forth in subsection (d) below.

(b) Establishment of Performance Based Goals. A Participant’s Performance Award for the Performance Period shall be based on the satisfaction of objective performance-based goals for which the outcome is substantially uncertain at the time such goals are established and that base performance on one or more of the following financial indicators of the Corporation’s success: earnings per share, net earnings, net income, operating earnings, customer satisfaction, revenues, net sales, financial return ratios such as return on equity, return on assets, return on capital, and return on investment, ratio of debt to earnings or shareholders’ equity, market performance, market share, balance sheet measurements, economic profit, cash flow, shareholder return, margins, productivity improvement, cost control or operational efficiency measures, and working capital, any of which may be measured in absolute terms, growth or improvement during a Performance Period or as compared to another company or companies. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Such performance goals may be particular to a line of business, Subsidiary or other unit or the Corporation generally, and may, but need not, be based upon a change or an increase or positive result.

All such Pool Fund Allocations and performance goals pertaining to any Participant are intended to meet the requirements of Section 162(m) of the Code. Upon being established by the Committee, the target and maximum Pool Fund Allocation opportunity and performance goals for each Participant for a given Performance Period shall be set forth in writing and communicated to each such Participant; provided, however, that the rights of a Participant to receive payment pursuant to any such Performance Award shall be expressly conditioned on obtaining the approval of the Plan by a majority of the shareholders of the Corporation in the manner provided under Section 162(m) of the Code prior to such payment.

(c) Allocation of Incentive Pool Fund.  The Incentive Pool Fund for each Performance Period shall be allocated among Participants to the extent determined by the Committee; but in no event is the Committee obligated to allocate 100% of the Incentive Pool Fund.

(d) Reduction or Elimination of Pool Fund.  The Pool Fund Allocation for each Participant may be reduced or eliminated by the Committee in its sole discretion; provided, however, that under no circumstances may the amount of the Incentive Pool Fund, or the Pool Fund Allocation to any Participant, be increased. Once the Committee has determined the amount of a Participant’s Performance Award pursuant to subsections (a), (b), (c) and (d) in this section 4, and upon the certification required under section 5 hereto, the Committee shall pay the Participant’s Performance Award pursuant to such terms and procedures as the Committee shall adopt under section 3 hereto.

5. Payment of Performance Awards.  Subject to any stockholder approval required by law, payment of any Performance Award to a Participant for any Performance Period shall be made in cash after written certification by the Committee that the performance goal or goals for the Performance Period were achieved, and any other material terms of the Performance Award were satisfied. Any Performance Award may be deferred pursuant to the terms and conditions of the Corporation’s deferred compensation plan or plans then in effect.

A Participant is not entitled to any award hereunder for the Performance Period during which Participant breaches any confidentiality, proprietary information, or non-compete provisions of any agreement or plan then in effect between Corporation and Participant, and shall immediately forfeit his right to any accrued but unpaid amounts attributable to any Performance Period. Further, if a Participant breaches any confidentiality, proprietary information, or non-compete provisions of any agreement or plan between Corporation and the Participant in effect after the Participant’s termination of employment, the Participant shall repay to Corporation any award paid to the Participant under the Plan within one year of such breach (plus the cost of collection and a reasonable rate of interest) and shall immediately forfeit his right to any accrued unpaid amounts attributable to any Performance Period.

The Committee may make retroactive adjustments to and the Participant shall reimburse to the Corporation any cash or equity based incentive compensation paid to the Participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the Participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Participant’s misconduct. In each such instance, the Corporation will, to the extent practicable, seek to recover the amount by which the Participant’s cash or equity based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. The Corporation will, to the extent permitted by governing law, require reimbursement of any cash or equity based incentive compensation paid to any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Corporation will, to the extent practicable, seek to recover the described cash or equity based incentive compensation for the relevant period, plus a reasonable rate of interest.

6. Plan Amendment and Termination.  Except as explicitly provided by law, this Plan is provided at the Corporation’s sole discretion and the Board or the Committee may modify or terminate it at any time, prospectively or retroactively, without notice or obligation for any reason, subject to obtaining any necessary stockholder approval as required by law, regulation, or listing exchange requirement. In addition, there is no obligation to extend the Plan or establish a replacement plan in subsequent years.

7. Miscellaneous Provisions.

(a) Employment Rights.  The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation, or any of its subsidiaries or affiliates, on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically been granted by the Committee under the terms of the Plan.

(b) Committee’s Decision Final.  Any interpretation of the Plan and any decision on any matter pertaining to the Plan which is made by the Committee in its discretion in good faith shall be binding on all persons.

(c) Governing Law.  Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to any state’s conflict of laws principles, shall govern in all matters relating to the Plan.  Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.

(d) Interests Not Transferable.  Any interests of Participants under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution.

(e) Severability.  In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision(s) had never been contained in the Plan.

(f) Withholding.  The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

(g) Effect on Other Plans or Agreements.  Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

8. Effective Date.  This Plan shall be effective as of January 1, 2007, subject to approval by the shareholders of the Corporation.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Item 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — Kevin R. Callahan	☐	☐	02 — Thomas C. Davis	☐	☐	03 — Nimrod T. Frazer	☐	☐	+

	04 — Avshalom Y. Kalichstein	☐	☐	05 — Suzanne T. Porter	☐	☐	06 — David I. Schamis	☐	☐

	07 — Paul J. Zucconi	☐	☐

		For	Against	Abstain

2.	To approve the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan.	☐	☐	☐	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	1 U P X	0 1 3 0 1 8 2	+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors for the 2007 Annual Meeting of Stockholders

The undersigned hereby appoints Kevin R. Callahan, Mark E. Pape and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on May 8, 2007, at 3:00 p.m. Central Daylight Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2007 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side and FOR Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

000004
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 8, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Item 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — Kevin R. Callahan	☐	☐	02 — Thomas C. Davis	☐	☐	03 — Nimrod T. Frazer	☐	☐	+

	04 — Avshalom Y. Kalichstein	☐	☐	05 — Suzanne T. Porter	☐	☐	06 — David I. Schamis	☐	☐

	07 — Paul J. Zucconi	☐	☐

		For	Against	Abstain

2.	To approve the Affirmative Insurance Holdings, Inc. Performance-Based Annual Incentive Plan.	☐	☐	☐	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Comments— Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	C 1234567890 7 1 B V	J N T 0 1 3 0 1 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

You are cordially invited to attend the
Annual Meeting of Stockholders of
AFFIRMATIVE INSURANCE HOLDINGS, INC.
To be held
Tuesday, May 8, 2007
3:00 p.m. Central Daylight Time,
150 Harvester Drive, Suite 300
Burr Ridge, Illinois 60527
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors for the 2007 Annual Meeting of Stockholders

The undersigned hereby appoints Kevin R. Callahan, Mark E. Pape and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on May 8, 2007, at 3:00 p.m. Central Daylight Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2007 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side and FOR Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE